Exhibit 99.1

Apple REIT Nine

COURTYARD
Marriott

SEPTEMBER 30, 2011

APPLE REIT NINE 2011 THIRD QUARTER

DEAR SHAREHOLDER

GLADE M. KNIGHT

I am pleased to report that the Apple REIT Nine, Inc. portfolio of hotels achieved for the three- and nine-month periods ending September 30, 2011, an average occupancy of 72 percent and 71 percent, an average daily rate (ADR) of $107 and $108, and revenue per available room (RevPAR) of $78 and $76, respectively. Our hotels are diversified across 27 states and although the strength of recovery and ramp-up have varied by market, we are generally very pleased with the performance of our hotels during this initial stage of ownership. Despite minimal improvement in our nation’s economy since the recession, hotel industry analysts report increases in demand for hotel rooms due in part to the relatively small number of new hotels entering the supply side. As these lodging fundamentals further improve, we are optimistic operations among our hotels will continue to strengthen.

Modified funds from operations (MFFO) for the three- and nine-month periods ending September 30, 2011, totaled $31.8 million, or $0.17 per share, and $93.2 million, or $0.51 per share. Based on current trends within our markets, we remain on track to achieve anticipated MFFO for the year ending December 31, 2011, of $112 to $125 million, or approximately $0.61 to $0.68 per share, and net income of approximately $59 to $72 million, or $0.32 to $0.39 per share. The annualized distribution rate is $0.88 per share. We closely monitor our annualized distribution rate, taking into account varying economic cycles and capital improvements as well as current and projected hotel performance, and may make adjustments as needed, based on available cash resources.

Since the time of Apple REIT Nine’s first distribution payment through September 30, 2011, we have paid approximately $309 million to shareholders—$2.93 per share—and achieved MFFO of approximately $191 million and net income of approximately $91 million.(A) The Company has strategically invested approximately $28 million in capital improvements, maintaining the exceptional quality for which the Marriott® and Hilton® brands are known, and today our balance sheet remains among the strongest in our industry, with approximately six percent debt as compared to our total initial capitalization.

The Company currently owns 410 acres of land in the Ft. Worth, TX area that includes 110 sites that are leased to a third party for the production of natural gas. As we continually monitor the profitability of our real estate in an effort to maximize shareholder value, with the approval of our Board of Directors, we have entered into an agreement for the potential sale of these sites at a return that based on current profitability would otherwise take several years to achieve. Certain conditions must be met before the transaction will be completed. If the Company is successful in this transaction, our remaining portfolio would reflect our core strategy of outstanding hospitality assets.

On October 6, 2011, the Company acquired a new 124-room TownePlace Suites® by Marriott® in Tucson, Arizona. With this purchase, our hospitality portfolio includes 87 hotels with 11,106 guestrooms in 27 states. With 43 acquisitions in 2010 and 10 acquisitions plus one new hotel opening in 2011, I believe Apple REIT Nine has entered the lodging marketplace at an opportune time. Thank you for your investment in our Company.

Sincerely,
Glade M. Knight,
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended Sept. 30, 2011	Three months ended Sept. 30, 2010	Nine months ended Sept. 30, 2011	Nine months ended Sept. 30, 2010

REVENUES
Room revenue	$78,302	$40,028	$221,240	$96,373
Other revenue	7,366	3,754	20,858	9,512

Total hotel revenue	$85,668	$43,782	$242,098	$105,885

EXPENSES
Direct operating expense	$21,992	$11,845	$61,317	$29,160
Other hotel operating expenses	32,593	16,446	90,683	41,294
General and administrative	1,753	1,425	5,298	4,500
Acquisition related costs	75	4,626	4,423	10,126
Depreciation	12,311	7,334	35,787	18,725
Interest expense, net	1,310	263	3,043	567

Total expenses	$70,034	$41,939	$200,551	$104,372

NET INCOME
Income from continuing operations	$15,634	$1,843	$41,547	$1,513
Income from discontinued operations	5,128	4,716	14,560	14,145

Net income	$20,762	$6,559	$56,107	$15,658

Income from continuing operations per share	$0.08	$0.02	$0.23	$0.02
Income from discontinued operations per share	0.03	0.03	0.08	0.11

Net income per share	$0.11	$0.05	$0.31	$0.13

MODIFIED FUNDS FROM OPERATIONS (A)
Net income	$20,762	$6,559	$56,107	$15,658
Depreciation of real estate owned	12,511	7,934	37,187	20,483

Funds from operations	$33,273	$14,493	$93,294	$36,141

Straight-line rental income	(1,533)	(1,546)	(4,625)	(4,557)
Acquisition related costs	75	4,626	4,423	10,126

Modified FFO	$31,815	$17,573	$93,092	$41,710

FFO per share	$0.18	$0.10	$0.51	$0.29
Modified FFO per share	$0.17	$0.12	$0.51	$0.34

WEIGHTED-AVERAGE SHARES OUTSTANDING	182,769	144,264	182,337	124,054

OPERATING STATISTICS
Occupancy	72%	70%	71%	67%
Average daily rate	$107	$104	$108	$103
RevPAR	$78	$73	$76	$69
Number of hotels	86	54
Distributions per share	$0.22	$0.22	$0.66	$0.66

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)		September 30, 2011		December 31, 2010

ASSETS
Investment in real estate, net		$1,454,865		$1,461,922
Real estate held for sale		157,020		0
Cash and cash equivalents		61,402		224,108
Other assets		57,094		59,912

Total assets		$1,730,381		$1,745,942

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable		$124,880		$99,649
Other liabilities		13,828		12,254

Total liabilities		138,708		111,903
Total shareholders’ equity		1,591,673		1,634,039

Total liabilities & shareholders’ equity		$1,730,381		$1,745,942

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. Modified funds from operations (MFFO) excludes rental revenue earned, but not received during the period or (straight-line rent) and costs associated with the acquisition of real estate. The company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO and MFFO are not necessarily indicative of cash available to fund cash needs. The difference in net income and MFFO from January 2008 through September 2011 is depreciation of real estate owned of approximately $86 million, acquisition related costs of approximately $29 million and straight-line rental income of $15 million.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at September 30, 2011, and the results of operations for the interim periods ended September 30, 2011. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Nine, Inc. 2010 Annual Report.

MARKET DIVERSITY
Portfolio of hotels

STATE / CITY
ALABAMA
Dothan, Troy
ALASKA
Anchorage
ARIZONA
Chandler (2), Phoenix (2), Tucson (2)
ARKANSAS
Rogers (2)
CALIFORNIA
Clovis (2), Santa Ana, San Bernardino, Santa Clarita (4)
COLORADO
Pueblo
FLORIDA
Fort Lauderdale, Miami, Orlando (2), Panama City, Panama City Beach, Tampa
GEORGIA
Albany
IDAHO
Boise
ILLINOIS
Mettawa (2), Schaumburg, Warrenville
INDIANA
Indianapolis, Mishawaka
LOUISIANA
Alexandria, Baton Rouge, Lafayette (2), West Monroe
MARYLAND
Silver Spring
MASSACHUSETTS
Andover
MICHIGAN
Novi
MINNESOTA
Rochester
MISSISSIPPI
Hattiesburg
MISSOURI
Kansas City, St. Louis (2)
NEW JERSEY
Mt. Laurel, West Orange
NORTH CAROLINA
Charlotte, Durham, Fayetteville, Holly Springs, Jacksonville
OHIO
Cleveland/Twinsburg
OKLAHOMA
Oklahoma City
PENNSYLVANIA
Malvern, Collegeville, Pittsburgh
TENNESSEE
Jackson (2), Johnson City, Nashville
TEXAS
Arlington, Austin (5), Austin/Round Rock, Beaumont, Dallas, Dallas/Allen (2), Dallas/Duncanville, Dallas/Lewisville, Fort Worth, Frisco, Grapevine, Houston, Irving, Texarkana
UTAH
Salt Lake City
VIRGINIA
Alexandria, Bristol, Manassas

CORPORATE HEADQUARTERS
814 East Main Street Richmond, Virginia 23219 (804) 344-8121 (804) 344-8129 FAX www.applereitnine.com

INVESTOR INFORMATION
For additional information about the company, please contact: Kelly Clarke, Director of Investor Services (804) 727-6321 or kclarke@applereit.com

CORPORATE PROFILE

Apple REIT Nine, Inc. is a real estate investment trust (REIT) focused on the acquisition and ownership of income-producing real estate that generates attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Marriott® Hotels & Resorts, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Embassy Suites Hotels®, Home2 Suites by Hilton®, Homewood Suites by Hilton®, Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. As of November 9, 2011, the Apple REIT Nine portfolio consisted of 87 hotels with 11,106 guestrooms in 27 states and 110 parcels of land leased to a third party.

MISSION

Apple REIT Nine, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: COURTYARD, BRISTOL, VA

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; the outcome of current and future litigation and regulatory proceedings or inquiries; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Courtyard® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “Marriott®,” “Residence Inn® by Marriott®,” “SpringHill Suites® by Marriott®” and “TownePlace Suites® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this correspondence, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Nine, Inc. or otherwise. Marriott is not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Nine offering and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this correspondence, and the grant by Marriott of any franchise or other rights to Apple REIT Nine shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Embassy Suites Hotels®,” “Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton®,” “Hilton Garden Inn®,” “Home2 Suites by Hilton®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this correspondence, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Nine, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Nine offering and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this correspondence, and the grant by Hilton of any franchise or other rights to Apple REIT Nine shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

TownePlace
SUITES
Marriott

Garden Inn

FROM LEFT TO RIGHT, TOP TO BOTTOM: TOWNEPLACE SUITES, TUCSON, AZ; COURTYARD, ALEXANDRIA, LA; SPRINGHILL SUITES, ALEXANDRIA, VA; HILTON GARDEN INN, SCHAUMBURG, IL; RESIDENCE INN, SAN BERNARDINO, CA; HAMPTON INN & SUITES, ARLINGTON, TX